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               REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT

      This REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT, dated as of November 21, 1996, is made by and among each of U.S. AGGREGATES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), JAMES A. HARRIS ("Harris"), MICHAEL J. STONE ("Stone;" Stone and Harris being collectively referred to herein as "Senior Management"), GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P., a Delaware limited partnership (the "Investor"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"). Capitalized terms used herein have the meanings ascribed thereto in Section 13.

      Senior Management and the Investor have previously acquired shares of the voting common stock, $.01 par value, of the Company. Prudential is acquiring warrants to purchase Common Stock pursuant to a Note and Warrant Purchase Agreement, dated as of even date herewith (the "Note Agreement"), between Prudential and the Company, subject to the condition, inter alia, that this Agreement shall be executed and delivered by the parties hereto.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Incidental Registration.

            (a) Filing of Registration Statement. If the Company at any time proposes to register any of its Common Stock (a "Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, in connection with an offer made solely to existing Security holders or employees of the Company), for sale to the public in a Public Offering, it will, on each such occasion, give prompt written notice to all holders of Registrable Securities of its intention to do so, which notice shall be given to all such holders at least thirty (30) Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any such holder to include its shares under such registration statement (which request shall be made within fifteen (15) Business Days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such holder; provided, however, that if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

            (b) Selection of Underwriters. Notice of the Company's intention to register such Common Stock shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized standing) and shall contain the Company's agreement to use its best efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 1, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

            (c) Priority on Incidental Registrations. If the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of shares of Common Stock requested to be included in such Registration exceeds the number that can be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number of shares of Common Stock that may be included in such offering without such effect), the Company will include in such Registration, to the extent of the number of shares of Common Stock that the Company is so advised can be sold in such offering:

                  (i) in the case of any registration initiated by the Company for the purpose of selling Common Stock for its own account:

                        (A) first, the shares that the Company proposes to issue
                  and sell for its own account,

                        (B) second, the Registrable Securities requested to be
                  sold by members of the Registrable Securityholder Group, on the one hand, and the Issuable Shares requested to be sold by the Equity Securityholder Group, on the other hand, ratably in accordance with the number of Issuable Shares requested to be so sold by each such Group, and

                        (C) third, other Securities of the Company requested to
                  be included in such Registration; and

                  (ii) in the case of a registration initiated by any member of the Equity Securityholder Group:

                        (A) first, the Registrable Securities requested to be
                  sold by members of the Registrable Securityholder Group, on the one hand, and the Issuable Shares requested to be sold by the Equity Securityholder Group, on the other hand, ratably in accordance with the number of Issuable Shares requested to be so sold by each such Group, and

                        (B) second, other Securities of the Company requested to
                  be included in such Registration.

      Shares of Registrable Securities to be included in any Registration to which this Section 1(c) shall apply shall be allocated ratably among the members of the Registrable Securityholder Group in accordance with the number of shares each such member has proposed to include in such Registration.

      2. Registration Procedures. The Company will use its best efforts to effect each Registration, and to cooperate with the sale of Registrable Securities in accordance with the intended method of disposition thereof, as quickly as practicable, and the Company will as expeditiously as possible:

            (a) subject to the proviso to Section 1(a), prepare and file with the SEC the registration statement and use its best efforts to cause the Registration to become effective; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their counsel, successive drafts of all such documents proposed to be filed at such times as will permit a reasonable period for the review thereof; the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requisite Holders shall reasonably object based on their review of such drafts;

            (b) subject to the proviso to Section 1(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) one hundred twenty (120) days following the effective date of such registration statement or (ii) the sale of all Registrable Securities covered thereby, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

            (c) furnish to each holder of Registrable Securities included in such Registration and the underwriter or underwriters, if any, without charge, at least one (1) signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

            (d) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain its withdrawal at the earliest possible moment if entered;

            (e) if requested by the managing underwriter or underwriters, if any, or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters, if any, or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

            (f) on or prior to the date on which a Registration is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of, the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or the managing underwriter, if any, reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by the holders of Registrable Securities covered by such Registration; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under such Registration, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

            (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Securities;

            (i) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (j) use its best efforts to obtain:

                  (i) at the time of effectiveness of each Registration, a
            "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Requisite Holders and the underwriters reasonably request; and

                  (ii) at the time of any underwritten sale pursuant to the
            registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;

            (k) use its best efforts to obtain, at the time of effectiveness of each Registration and at the time of any sale pursuant to each Registration, an opinion or opinions, favorable to the Requisite Holders in form and scope, from counsel for the Company in customary form;

            (l) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the SEC and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

            (m) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

            (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration; and

            (o) cause all Registrable Securities covered by such Registration to be listed on each securities exchange on which similar equity Securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market ("Nasdaq Market") and, if listed on the Nasdaq Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "National Market System security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq Market authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc.

The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by applicable laws or regulations.

      3. Reasonable Investigation. The Company shall:

            (a) give the holders of Registrable Securities, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of the registration statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto;

            (b) give each such holder and underwriter reasonable opportunities to discuss the business of the Company with its officers, counsel and the independent public accountants who have certified its financial statements;

            (c) make available for inspection by any holder of Registrable Securities included in any Registration, any underwriter participating in any disposition pursuant to any Registration, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company; and

            (d) cause the Company's officers, directors and employees to supply all information reasonably requested by any such Person in connection with such Registration;

in each such case, as shall be reasonably necessary, in the opinion of such holder or such underwriter, to enable it to conduct a "reasonable investigation" within the meaning of the section 11(b)(3) of the Securities Act and to satisfy the requirement of reasonable care imposed by section 12(a)(2) of the Securities Act.

      4. Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

      5. Indemnification; Contribution.

            (a) Indemnification by the Company. The Company shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors and agents, if any, and each Person, if any, who controls such holder within the meaning of section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder of Registrable Securities furnished in writing to the Company by such holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Section 5 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence.

            (b) Indemnification by the Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter (if the underwriter so requires) and their respective officers, directors and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information concerning a holder furnished in writing by such holder expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

            (c) Control of Defense. Any Person entitled to indemnification under the provisions of this Section 5 shall give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Agreement shall so provide. In the event an indemnifying party shall not be entitled (or elects not) to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

            (d) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

                  (i) in such proportion as is appropriate to reflect the
            relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or

                  (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

      Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 5(b) were available. No Person guilty

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      of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 5 shall be several and not joint.

            (e) Timing of Payments. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

            (f) Survival. The indemnity and contribution agreements contained in this Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person who controls such holder as aforesaid, and shall survive the transfer of such Securities by such holder.

      6. Holdback Agreements; Registration Rights to Others.

            (a) In connection with each underwritten sale of Registrable Securities, the Company agrees, and each holder of Registrable Securities by acquisition of such Registrable Securities agrees, to enter into customary holdback agreements concerning sale or distribution of Registrable Securities and other equity Securities of the Company, except, in the case of any holder of Registrable Securities, to the extent that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment adviser. Without limiting the scope of the term "fiduciary," a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

            (b) If the Company shall at any time after the date hereof provide to any holder of any Securities of the Company rights with respect to the registration of such Securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the holders of Registrable Securities, without the written consent of the Required Holders.

      7. Other Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants or conversion of any class of Common Stock into any other class of Common Stock require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

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      8. Availability of Information. At any time that any class of the Common
Stock is registered under section 12(b) or section 12(g) of the Exchange Act, the Company will comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such Sections) and will comply with all other public information reporting requirements of the SEC from time to time in effect. In addition, the Company shall file such reports and information, and shall make available to the public and to the holders of Registrable Securities such information, as shall be necessary to permit such holders to offer and sell Issuable Shares pursuant to the provisions of Rules 144 and 144A promulgated under the Securities Act. The Company will also cooperate with each such holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the registration provisions of the Securities Act in connection with the sale of any Issuable Shares. The Company will furnish to each such holder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC.

      9. Tag-Along Rights in Respect of Sales of Equity Securityholder Group Shares.

            (a) Right to Sell Proportionate Number of Shares. Each member of the Equity Securityholder Group hereby agrees that it will not Transfer all or any portion of the Issuable Shares owned by it (other than in an Exempt Transfer) to any third party unless, as part of such transaction, the Registrable Securityholder Group shall have the right (but, subject to Section 10, not the obligation) to Transfer Warrant Shares equal to the Securityholder Percentage of all Issuable Shares to be purchased by such third party at the same price and on the same terms as the Equity Securityholder Group. Each member of the Registrable Securityholder Group shall have the right to Transfer its Warrant Shares ratably in accordance with the respective number of Warrant Shares held by all other such members that will be Transferring Warrant Shares to such third party.

            (b) Definition of Securityholder Percentage. "Securityholder Percentage" means the quotient, expressed as a percentage, of (a) the number of Issuable Shares held by the Registrable Securityholder Group immediately prior to such Transfer, divided by (b) the aggregate number of Issuable Shares held by the Equity Securityholder Group and the Registrable Securityholder Group immediately prior to such Transfer.

            (c) Notice of Proposed Sale. Any member of the Equity Securityholder Group intending to sell any Issuable Shares shall provide to each member of the Registrable Securityholder Group written notice of its intention to sell such Issuable Shares not less than twenty-five (25) days prior to the closing of such proposed sale. Such written notice (the "Notice of Sale") shall

                  (i) specify in detail the terms of such proposed sale
            (including the type of Security proposed to be sold, the number of Issuable Shares of the Equity Securityholder Group offered to be sold, the price per share, and the number of Issuable Shares which will be held by the Equity Securityholder Group immediately prior to such proposed sale),

                  (ii) state the date on which such proposed sale is to be
            consummated, and

                  (iii) designate one party to whom notice of the determination to participate in such proposed sale should be delivered.

      Promptly upon the written request of any member of the Equity Securityholder Group, the Company shall supply such holder with the names and addresses for notices to the members of the Registrable Securityholder Group.

            (d) Election by Holders. Upon receipt of a Notice of Sale, each member of the Registrable Securityholder Group shall have twenty (20) days to deliver written notice of its election to participate in such sale, which notice shall specify the number of Warrant Shares that it elects to sell and the number of Warrant Shares which will be held immediately prior to such proposed sale.

            (e) Closing of Sale. Each member of the Registrable Securityholder Group electing to participate in a sale described in any Notice of Sale shall deliver to the purchaser specified in such Notice of Sale, against payment of the total purchase price for the Warrant Shares to be purchased (at the price per share specified in such Notice of Sale), on the closing date specified in such Notice of Sale, a certificate or certificates representing the number of Warrant Shares that it has elected to sell pursuant to this Section 9, together with appropriate instruments of transfer duly endorsed in blank, and a certificate containing representations and warranties as to such holder's title to such Warrant Shares, the absence of Liens thereon, and such holder's authority to convey such Warrant Shares.

            (f) Expenses of Sale. All members of the Equity Securityholder Group and the Registrable Securityholder Group will bear their own expenses and costs of any sale of Warrant Shares or Issuable Shares, as the case may be, pursuant to this Section 9.

      10. Restrictions on Transfer of Warrant Shares.

            (a) Transfer of Warrant Shares. No holder of Warrant Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in such holder's Warrant Shares (a "Transfer"), except pursuant to the provisions of this Section 10, pursuant to a Public Sale, or pursuant to any transfer subsequent to a Public Sale. No holder of Warrant Shares shall consummate any Transfer (other than pursuant to a

      Public Sale, or pursuant to any transfer subsequent to a Public Sale) until thirty (30) days after the delivery to the Company and the Investor of such holder's Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 10 prior to the expiration of such thirty (30) day period (the "Election Period").

            (b) First Offer Right. At least thirty (30) days prior to making any Transfer of any Warrant Shares (other than pursuant to a Public Sale, or pursuant to any transfer subsequent to a Public Sale), the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to the Company and the Investor. The Offer Notice shall disclose in reasonable detail the proposed number of Warrant Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). The Company may elect to purchase all (but not less than all) of the Warrant Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Investor as soon as practical but in any event within ten (10) days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Warrant Shares within such ten (10) day period, the Investor may elect to purchase all (but not less than all) of the Warrant Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within twenty (20) days after delivery of the Offer Notice. If the Company or the Investor has elected to purchase Warrant Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice to the Transferring Stockholder, but in any event within fifteen (15) days after the expiration of the Election Period. If neither the Company nor the Investor has elected to purchase all of the Warrant Shares being offered, the Transferring Stockholder may, within one hundred twenty (120) days after the expiration of the Election Period and subject to the provisions of Section 10(c), transfer such Warrant Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Investor in the Offer Notice. Any Warrant Shares not transferred within such one hundred twenty (120) day period shall be reoffered to the Company and the Investor under this
      Section 10(b) prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time.

            (c) Transfer. Prior to transferring any Warrant Shares (other than pursuant to a Public Sale, pursuant to any transfer subsequent to a Public Sale, or a Sale of the Company) to any Person, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company a counterpart of this Agreement.

            (d) Competitors. No holder of Warrant Shares, prior to a Public Sale thereof, shall Transfer any of such Warrant Shares to a Competitor.

            (e) Termination of Restrictions. The restrictions set forth in this
      Section 10 shall continue with respect to each Registrable Security until the earlier of (i) the date on which such Registrable Security has been transferred in a Public Sale or (ii) the date on which such Registrable Security has been transferred to the Company or the Investor pursuant to this Section 10.

      11. Public Sale. In the event that a Public Sale is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital stock structure would adversely affect the marketability of the Issuable Shares to be sold in such Public Sale, each holder of Warrant Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of the Warrant Shares into Securities that the managing underwriters, the Board of Directors and the Investor find acceptable and shall take all necessary or desirable actions in connection with the consummation of such recapitalization, reorganization and/or exchange; provided that the Securities into which the Warrant Shares have been converted shall reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Sale; provided, further, that each holder of Warrant Shares shall only be required to take any such necessary or desirable actions if the costs and expenses thereof, if any, are paid by the Company and, in the reasonable judgment of such holder, such actions do not involve any risk of liability to such holder.

      12. Sale of the Company.

            (a) If the Board of Directors and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company (an "Approved Sale"), each holder of Warrant Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Warrant Shares shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Warrant Shares shall agree to sell all of its Warrant Shares on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding for the sale of all Common Stock in such Approved Sale; provided that the maximum liability to each such holder arising from such terms and conditions shall not exceed the amount it shall have received for the sale of its Warrant Shares in connection with such Approved Sale. Each holder of Warrant Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company; provided that each holder of Warrant Shares shall only be required to take any such necessary or desirable actions if the costs and expenses thereof, if any, are paid by the Company and, in the reasonable judgment of such holder, such actions do not involve any risk of liability to such holder in excess of the amount it shall have received for the sale of its Warrant Shares in connection with such Approved Sale and then only if any such risk is borne proportionately by all sellers of Common Stock in such Approved Sale.

            (b) The obligations of the holders of Warrant Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of a class of stock shall receive the same form of consideration and the same amount of consideration per share as any other holders of such class of stock; (ii) if any holders of a class of stock are given an option as to the form and amount of consideration to be received, each holder of such class of stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of stock shall be given a reasonable opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of stock upon the consummation of the Approved Sale.

      13. Definitions. For the purpose of this Agreement, the following terms shall have the meanings set forth below or set forth in the Section hereof following such term:

      Affiliate -- means at any time, with respect to any Person, any other Person (other than a member of the Equity Securityholder Group or the Registrable Securityholder Group):

            (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person;

            (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of such Person;

            (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person; or

            (d) that is a partner of such first Person if such first Person is a partnership;

in each case at such time.

As used in this definition,

            control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            Voting Stock -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            Agreement, this -- and references thereto shall mean this Registration Rights and Stockholders' Agreement, as it may from time to time be amended or supplemented.

            Approved Sale -- has the meaning set forth in Section 12(a).

            Board of Directors -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

            Business Day -- means a day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

            Common Stock -- means the shares of voting common stock, $.01 par value, of the Company, and any other shares of stock of the Company of any class that is not preferred, as to payment of dividends, payment upon a liquidation or dissolution of the Company, or both, over any other class of capital stock of the Company.

            Company -- has the meaning specified in the introductory paragraph hereof.

            Competitor -- means any Person engaged in the aggregates, or related materials and services, business; provided that in no event shall any insurance company, bank, bank holding company, investment company, savings institution or trust company, investment banking firm, fraternal benefit society, pension, retirement or profit-sharing trust or fund, or any other similar financial institution be deemed to be a Competitor for purposes of this Agreement.

            Election Period -- has the meaning specified in Section 10(a).

            Equity Securityholder Group -- means Senior Management and the Investor.

            Exchange Act -- means the Securities Exchange Act of 1934, as amended from time to time.

            Exempt Transfer -- means, with respect to any Issuable Shares of the Equity Securityholder Group, (i) any sale of such Issuable Shares in connection with a Public Offering, (ii) any sale of Issuable Shares pursuant to Rule 144 under the Securities Act so long as the volume limitations set forth in such Rule apply to such sale, (iii) any Transfer among members of the Equity Securityholder Group or to the Company, or
      (iv) any Transfer among Affiliates of the Investor, among family members of the Equity Securityholder Group, or pursuant to the laws of descent and distribution; provided, however, that the Company, in the case of any Transfer to the Company pursuant to clause (iii) in contemplation of a subsequent reissuance thereof, and any transferee, in the case of a Transfer pursuant to clause (iv), shall agree in writing to be bound by the provisions of Section 9 with respect to the Issuable Shares that were the subject of such Transfer.

            Expiration Date -- has the meaning specified in the Warrant
      Agreement.

            Group -- means either or both of the Equity Securityholder Group and the Registrable Securityholder Group, as the context requires.

            Harris -- has the meaning specified in the introductory paragraph hereof.

            Independent Third Party -- means any Person that (a) does not own in excess of five percent (5%) of the Common Stock on a fully-diluted basis,
      (b) is not controlling, controlled by or under common control with any such five percent (5%) owner of the Common Stock, (c) is not the spouse, ancestor or descendant (by birth or adoption) of any such five percent (5%) owner of the Common Stock, and (d) is not an Affiliate.

            Investor -- has the meaning specified in the introductory paragraph hereof.

            Issuable Share -- means and includes at any time,

            (a) a share of issued and outstanding Common Stock; and

            (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of Common Stock issuable upon exercise of such Right, in each case at such time.

      For purposes of this definition of "Issuable Share," a Right to acquire one share of Common Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time.

            Lien -- means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

            Majority Equity Securityholders -- means, at any time, any group comprised of members of the Equity Securityholder Group holding, in the aggregate, a majority by number of Issuable Shares held by the Equity Securityholder Group at such time.

            Nasdaq Market -- has the meaning set forth in Section 2(o).

            Note Agreement -- has the meaning set forth in the second paragraph of this Agreement.

            Notice of Sale -- has the meaning specified in Section 9(c).

            Offer Notice -- has the meaning specified in Section 10(b).

            Person -- means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            Preferred Stock -- means and includes all capital stock of the Company of any class which is preferred, as to payment of dividends, payment upon a liquidation or dissolution of the Company or both, over the Common Stock.

            Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

            Prudential -- has the meaning specified in the introductory paragraph hereof.

            Public Offering -- means, with respect to any Issuable Shares, any sale thereof in a transaction either registered under, or requiring registration under, section 5 of the Securities Act.

            Public Sale -- means any sale of Issuable Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

            Registrable Securities -- means:

                  (a) any shares of Common Stock that have been issued upon the exercise of any Warrant; and

                  (b) any shares of Common Stock that are issuable upon the
            exercise of the Warrants.

      For purposes of Section 1 and the definition of "Requisite Holders" herein, holders of Warrants at any time shall be deemed to be holders of Registrable Securities described in clause (b) of this definition that are at such time issuable upon exercise in full of such Warrants.

            As to any particular Registrable Securities once issued, such Securities shall cease to be Registrable Securities:

                  (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

                  (ii) when such Securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

                  (iii) when such Securities shall have been otherwise
            transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

                  (iv) when such Securities shall have ceased to be outstanding or (with respect to Registrable Securities described in clause (b) of this definition) issuable upon exercise of the Warrants.

            Registrable Securityholder Group -- means, at any time, the holders (other than the Company, any Subsidiary or any Affiliate of the Company) of Registrable Securities at such time.

            Registration -- has the meaning specified in Section 1(a).

            Registration Expenses -- means all expenses incident to the Company's performance of or compliance with Section 1, including, without limitation:

                  (a) all registration and filing fees;

                  (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

                  (c) expenses of printing certificates for the Registrable
            Securities in a form eligible for deposit with Depositary Trust Company;

                  (d) messenger and delivery expenses;

                  (e) internal expenses (including, without limitation, all
            salaries and expenses of its officers and employees performing legal or accounting duties);

                  (f) fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance);

                  (g) securities acts liability insurance (if the Company elects to obtain such insurance);

                  (h) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;

                  (i) fees and expenses of other Persons retained by the
            Company; and

                  (j) fees and expenses of counsel for holders of Registrable
            Securities, selected by the Requisite Holders;

      but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the holders of Registrable Securities or any other selling expenses, discounts or commissions incurred in connection with the sale of Registrable Securities.

            Required Holders -- means, at any time, the holders of a majority of the Registrable Securities at such time.

            Requisite Holders -- means, with respect to any registration or proposed registration of Registrable Securities pursuant to Section 1, any holder or holders of at least a majority of the shares of Registrable Securities (excluding any shares of Registrable Securities directly or indirectly held by the Company or any Subsidiary or Affiliate of the Company) to be so registered.

            Right -- means and includes:

                  (a) any warrant (including, without limitation, any Warrant)
            or any option (including, without limitation, employee stock options) to acquire Common Stock;

                  (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe to shares of additional Common Stock (pursuant to a rights offering or otherwise);

                  (c) any right to acquire Common Stock pursuant to the
            provisions of any Security convertible or exchangeable into Common Stock; and

                  (d) any similar right permitting the holder thereof to
            subscribe for or purchase shares of Common Stock.

            Sale of the Company -- means the sale of the Company to an Independent Third Party pursuant to which such party or parties acquire
      (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            SEC -- means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

            Securities Act -- means the Securities Act of 1933, as amended.

            Security -- has the meaning specified in section 2(1) of the Securities Act.

            Securityholder Percentage -- has the meaning set forth in Section 9(b).

            Senior Management -- has the meaning specified in the introductory paragraph hereof.

            Stone -- has the meaning specified in the introductory paragraph hereof.

            Subsidiary -- means, at any time, each corporation, association, limited liability company or other business entity which qualifies as a subsidiary of the Company that is properly included in a consolidated financial statement of the Company and its subsidiaries in accordance with generally accepted accounting principles at such time.

            Transfer -- means, with respect to any Warrants or other Issuable Shares, to sell, transfer or otherwise dispose of such Warrants or other Issuable Shares, as the case may be, or any interest therein.

            Transferring Stockholder -- has the meaning set forth in Section 10(b).

            Warrant -- shall mean each Warrant to purchase shares of the Common Stock issued pursuant to the Warrant Agreement.

            Warrant Agreement -- means the Warrant Agreement, dated as of even date herewith, between Prudential and the Company, as it may from time to time be amended or supplemented.

            Warrant Shares -- means the following:

                  (a) any of the Warrants; or

                  (b) any shares of Common Stock that have been issued upon the exercise of any Warrant.

14. MISCELLANEOUS

      14.1 Notices. All communications hereunder shall be in writing and shall be delivered either by national overnight courier or by facsimile transmission (confirmed by delivery by national overnight courier sent on the day of the sending of such facsimile transmission), and shall be addressed to the following addresses:

            (a) if to Harris, Stone, the Investor or Prudential, at such holder's address set forth on Annex 1 to this Agreement, or at such other address as such holder shall have specified to the Company in writing;

            (b) if to any registered transferee of all or any part of any Registrable Securities, addressed to such transferee at such address as such transferee shall have specified to the Company in writing or, if such transferee shall not have so specified an address to the Company, then addressed to such transferee in care of the last holder of such Registrable Securities that shall have so specified an address to the Company; and

            (c) if to the Company, at the address set forth on Annex 2 to this Agreement, or at such other address as the Company shall have specified to each holder of Registrable Securities in writing.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

      14.2 Amendment and Waiver.

            (a) The provisions of Section 14, and of any term defined in Section 13 as used in such Section, may be amended, modified or supplemented, and compliance with such Section waived, only by a writing duly executed by or on behalf of the Required Holders and the Company.

            (b) The provisions of Sections 1 through 8, inclusive, and of Sections 11 and 12, and any term defined in Section 13 as used in any such Section, may be amended, modified or supplemented only by a writing duly executed by or on behalf of the Required Holders and the Company; provided, however, that compliance by the Company with the provisions of any such Section with respect to any particular registration may be waived by the Requisite Holders; and provided, further, however, that no such amendment, modification or supplement of Section 1(c)(i) or 1(c)(ii) that adversely affects any member of either Group shall be effective as against such member unless consented to in writing by such member.

            (c) The provisions of Sections 9 and 10, and of any term defined in
      Section 13 as used in either such Section, may be amended, modified or supplemented, and compliance with such Section waived, only by a writing duly executed by or on behalf of the Required Holders, the Majority Equity Securityholders and the Company.

      14.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      14.4 Jurisdiction; Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 14.4.

      14.5 Directly or Indirectly. Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

      14.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      14.7 Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. Notwithstanding the foregoing sentence, the Company may not assign any of its rights, duties or obligations hereunder without the prior written consent of all holders of Registrable Securities.

      14.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      14.9 Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      14.10 Preferred Stock.

            (a) Consideration. The Company agrees that it will not issue any Preferred Stock for less than the stated liquidation value thereof or having a dividend rate higher than prevailing market dividend terms at the time of the issue thereof. The restrictions set forth in this Section 14.10(a) shall terminate on the date any Warrant Shares are sold pursuant to a Public Sale.

            (b) Terms. After giving effect to the amendment of the Company's certificate of incorporation effected on November 21, 1996, the Company will not, at any time on or prior to the Expiration Date,

                  (i) amend or modify any term or provision of its certificate of incorporation which would increase the dividend or liquidation value of the Preferred Stock authorized as of the date hereof, or

                  (ii) authorize any other class of Preferred Stock having
            redemption terms and provisions that are not subject to the restrictions set forth in Section 4L of the Company's certificate of incorporation as of the date of this Agreement.

      14.11 Registration Rights and Stockholders' Agreement. Each holder of Warrant Shares shall be bound to vote such Warrant Shares to achieve the results set forth in clauses (i) to (iv), inclusive, of Section 1(a) of the Stockholders' Agreement, dated as of January 24, 1994, by and among the Company (formerly USAI Acquisition Corp.), Golder, Thoma, Cressey, Rauner Fund IV L.P., a Delaware limited partnership, James A. Harris, Michael J. Stone, Hobart Richey, Edward A. Dougherty (by joinder on August 1, 1994), Charles Pullin (by joinder on October 31, 1994), Morris Bishop, Jr. (by joinder on August 5, 1994), and Bruce A. Walters (by joinder on November 1, 1994), as in effect on the date hereof, so long as the Company shall have given adequate advance written notice of the manner in which the Warrant Shares should be voted to achieve such results.

      [Remainder of page intentionally blank. Next page is signature page.]

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered (in the case of each corporation which is a party hereto, by one of its duly authorized officers or representatives).

                                        U.S. AGGREGATES, INC.

                                        By: /s/ Michael J. Stone
                                           -----------------------------------
                                           Name:   Michael J. Stone
                                           Title:  Executive Vice President-
                                                   Development,
                                                   Chief Financial Officer,
                                                   Treasurer and Secretary

                                        JAMES A. HARRIS
                                           /s/ James A. Harris
                                        -----------------------------------

                                        MICHAEL J. STONE
                                           /s/ Michael J. Stone
                                        -----------------------------------


                                        GOLDER, THOMA, CRESSEY, RAUNER
                                        FUND IV, L.P.

                                        By: Golder, Thoma, Cressey, Rauner, Inc.

                                        Its: General Partner

                                        By:/s/ David A. Donnini
                                           -------------------------------------
                                           Name:  David A. Donnini
                                           Title: Principal


                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA

                                        By: /s/ Robert R. Derrick
                                           -------------------------------------

                                           Name:  Robert R. Derrick
                                           Title: Senior Vice-President

                                     ANNEX 1
             ADDRESSES OF HARRIS, STONE, THE INVESTOR AND PRUDENTIAL

James A. Harris
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA  94402

Michael J. Stone
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA  94402

Golder, Thoma, Cressey, Rauner Fund IV, L.P.
6100 Sears Tower
Chicago, IL  60606
Attention:  David A. Donnini

Prudential Capital Group
One Gateway Center, 11th Floor
100 Mulberry Street
Newark, NJ  07102-5311


                                    Annex 1-1

                                     ANNEX 2
                               ADDRESS OF COMPANY

U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA  94402


                                    Annex 2-1